Contact:

David W. Fry

Executive Vice President, Treasurer

and Chief Financial Officer

Flushing Financial Corporation

718-961-5400

FOR IMMEDIATE RELEASE

Flushing Financial Corporation Completes Common Stock Offering

LAKE SUCCESS, NY – September 22, 2009 – Flushing Financial Corporation (the “Company”) (Nasdaq-GS: FFIC), the parent holding company for Flushing Savings Bank, FSB (the “Bank”), announced today that it has completed its public offering of 8,317,400 shares of common stock at a price of $11.50 per share. The net proceeds of the offering after deducting underwriting discounts and commissions and estimated offering expenses are expected to be approximately $90.5 million.

“We are very pleased with the success of our offering,” stated John R. Buran, President and Chief Executive Officer of the Company. "We received strong institutional and retail demand for our stock, which shows that investors viewed us as a premium company. The additional capital places us in a strong position to take advantage of growth opportunities in New York. We also intend to use this capital to repurchase the preferred stock and warrant issued to the U.S Treasury under the TARP Capital Purchase Program.”

The shares were issued pursuant to a prospectus supplement filed as part of an existing shelf registration statement filed with the Securities and Exchange Commission (“SEC”). A copy of the registration statement, the prospectus supplement and other documents incorporated by reference that the Company has filed with the SEC may be obtained from SEC’s website at www.sec.gov. A copy of the prospectus supplement relating to the offering may be obtained from Keefe, Bruyette & Woods, Inc., Capital Markets, 787 Seventh Avenue, 4th Floor, New York, NY 10019, or by calling toll-free(800)966-1559.

This news release does not constitute an offer to sell or solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Flushing Financial Corporation

Flushing Financial Corporation is the parent holding company for Flushing Savings Bank, FSB, a federally chartered stock savings bank insured by the Federal Deposit Insurance Corporation. The Bank serves consumers and businesses by offering a full complement of deposit, loan, and cash management services through its fifteen banking offices located in Queens, Brooklyn, Manhattan, and Nassau County. The Bank also operates an online banking division, iGObanking.com®, which enables the Bank to expand outside of its current geographic footprint. In 2007, the Bank established Flushing Commercial Bank, a wholly-owned subsidiary, to provide banking services to public entities including counties, towns, villages, school districts, libraries, fire districts and the various courts throughout the metropolitan area.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company’s website at http://www.flushingsavings.com. The information contained on the Company’s website does not constitute part of the prospectus discussed above.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to the public offering, the planned use of proceeds and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.